UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 30, 2018

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.  Other Events.

On May 30, 2018, Tabula Rasa HealthCare, Inc. (the “Company”) entered into an amendment to each of the Restricted Stock Grant Agreements (as previously amended, collectively, the “Restricted Stock Grant Agreements”), each dated September 28, 2016, and as previously amended on June 12, 2017, by and between the Company and each of Dr. Calvin H. Knowlton, Chief Executive Officer of the Company and Dr. Orsula V. Knowlton, President and Chief Marketing & New Business Development Officer of the Company, pursuant to which each of Dr. Calvin Knowlton and Dr. Orsula V. Knowlton received a restricted stock award of 337,307 and 267,268 shares of the Company’s common stock, respectively, which were scheduled to vest in full on May 31, 2018. Pursuant to the amendments, 50% of the shares of restricted stock granted pursuant to the Restricted Stock Grant Agreements will now vest on May 31, 2019, and the remaining 50% of the shares of restricted stock will vest on January 31, 2020.

Each of the prior grants was made pursuant to a form grant agreement previously approved by the Company’s Compensation Committee, and all of the aforementioned amendments to the vesting schedules were approved by the Company’s Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: May 30, 2018